UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIMCO ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

840 Newport Center Drive

Newport Beach, California 92660

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
PIMCO 1-3 Year U.S. Treasury Index Fund, $0.001 par value per share	NYSE Arca, Inc.	26-4061742

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-155395

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of PIMCO 1-3 Year U.S. Treasury Index Fund, $0.001 par value, a series of PIMCO ETF Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A, as amended (Commission File Nos. 333-155395; 811-22250), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits.

1. The Trust’s Trust Instrument is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-155395; 811-22250), as filed with the Securities and Exchange Commission on November 14, 2008.

2. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-155395; 811-22250), as filed with the Securities and Exchange Commission on May 5, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 20th day of May, 2009.

PIMCO ETF TRUST

By:	/s/ Brent R. Harris
Name:	Brent R. Harris
Title:	President